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EXHIBIT 99.2

[MOODY'S INVESTOR'S SERVICE LOGO]                        GLOBAL CREDIT RESEARCH

                                                                   RATING ACTION

                                                                     16 JUL 2002


RATING ACTION: NORTH FORK BANCORPORATION, INC.

MOODY'S UPGRADES NORTH FORK BANCORPORATION (ISSUER RATING TO A2) AND NORTH OMIFORK]BANKP(DEPOSITSETO A1)

New York, July 16, 2002 -- Moody's Investors Service upgraded the long-term ratings of North Fork Bancorporation and its subsidiaries, and affirmed their Prime-1 short-term ratings. The outlook for all ratings is stable. The issuer rating of North Fork Bancorporation, a holding company, was raised to A2 from A3. The deposit and bank financial strength ratings of North Fork Bank, the principal operating bank subsidiary, were raised to A1 (from A2) and B- (from C+), respectively. Moody's said that the upgrade recognizes North Fork's continued healthy revenue and earnings growth, its above-average profitability and asset quality, and its highly efficient operating platform. An expanding core deposit franchise and a growing portfolio of attractively priced multi-family home loans also contributed to the upgrade. These factors provide North Fork with substantial financial flexibility to weather a prolonged economic downturn without impairing bondholder protection, according to Moody's. The ratings also take into account the limited diversification in the bank's revenues and its vulnerability to the economic well-being of the New York metropolitan area, said the rating agency. Moreover, the bank does not have a leading market share in any of its businesses, for which it could be at a disadvantage against larger competitors. Moody's added that the challenge remaining for the company is to institutionalize a management structure that will allow the company to implement its business plan over the long-term. The following issuers and ratings were affected:

North Fork Bancorporation

-Issuer rating: to A2 from A3

North Fork Bank

- Short-term deposit and OSO ratings: affirmed P-1


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- Long-term deposits, issuer, and OSO ratings: to A1 from A2

 North Fork CapitalTrust I & II

- TRUPS: to A3 from Baa1

North Fork Bancorporation, headquartered in Melville, New York, is a bank holding company with total assets of $19.2 billion at June 30, 2002.

New York Gregory W. Bauer

Managing Director

Financial Institutions Group

Moody's Investors Service

JOURNALISTS: 212-553-0376

SUBSCRIBERS: 212-553-1653

New York

Les Muranyi

VP - Senior Credit Officer

Financial Institutions Group

Moody's Investors Service

JOURNALISTS: 212-553-0376

SUBSCRIBERS: 212-553-1653

[GRAPHIC
OMITTED][GRAPHIC OMITTED]

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